SPECIAL MEETING OF LIMITED PARTNERS OF

SUMMIT MIDSTREAM PARTNERS, LP

[ ], 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
Our proxy statement is available at http://www.astproxyportal.com/ast/23805

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

000024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2(A), 2(B), 2(C), 2(D) AND 2(E).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Approval of the Merger Proposal.	☐	☐	☐
2. Approval of the Advisory Governing Documents Proposals:			
2(A): To require that any action required or permitted to be taken by the stockholders of Summit Midstream Corporation must be taken at a duly called annual or special meeting of stockholders of Summit Midstream Corporation and may not be taken by any consent in writing by such stockholders.	☐	☐	☐
2(B): To provide that special meetings of stockholders of Summit Midstream Corporation may be called only by or at the direction of the Board of Directors, the Chairman thereof or the Chief Executive Officer.	☐	☐	☐
2(C): To provide that the Board of Directors may, without stockholder approval, authorize the issuance of preferred stock, $0.01 par value per share ("Preferred Stock"), from time to time in one or more series, and with respect to each series of Preferred Stock, fix and state by resolution the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each series of Preferred Stock.	☐	☐	☐
2(D): To provide that the Board of Directors may, without stockholder approval, authorize the issuance of common stock, $0.01 par value per share ("Blank Check Common Stock"), from time to time in one or more series, and with respect to each series of such Blank Check Common Stock, fix and state by resolution the designation and the powers, privileges, rights, qualifications, limitations and restrictions relating to each such series of Blank Check Common Stock.	☐	☐	☐
2(E): To adopt the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks requisite subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom as the exclusive forum for certain stockholder litigation and the federal district courts of the United States of America as the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against Summit Midstream Corporation or any director, officer, employee or agent of Summit Midstream Corporation, unless Summit Midstream Corporation consents in writing to the selection of an alternative forum.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any postponements or adjournmentsthereof. This proxy when properly executed will be voted as directed herein by the undersigned. **If no direction is made, this proxy will be voted FOR Proposals 1, 2(A), 2(B), 2(C), 2(D) and 2(E).**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unitholder ____________ Date: ______ Signature of Unitholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SUMMIT MIDSTREAM PARTNERS, LP

Proxy for Special Meeting of Limited Partners on [ ], 2024

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints William J. Mault, James D. Johnston and Matthew B. Sicinski, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the common units representing limited partner interests which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Limited Partners of Summit Midstream Partners, LP, to be held [ ], 2024 at [ ], Central Time, and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF LIMITED PARTNERS OF

SUMMIT MIDSTREAM PARTNERS, LP

[ ], 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The Annual Meeting will be held in a virtual-only format this year. To attend the virtual meeting, please visit https://web.lumiconnect.com/275506380 (password summit2024) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

000024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2(A), 2(B), 2(C), 2(D) AND 2(E).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Approval of the Merger Proposal.	☐	☐	☐
2. Approval of the Advisory Governing Documents Proposals:			
2(A): To require that any action required or permitted to be taken by the stockholders of Summit Midstream Corporation must be taken at a duly called annual or special meeting of stockholders of Summit Midstream Corporation and may not be taken by any consent in writing by such stockholders.	☐	☐	☐
2(B): To provide that special meetings of stockholders of Summit Midstream Corporation may be called only by or at the direction of the Board of Directors, the Chairman thereof or the Chief Executive Officer.	☐	☐	☐
2(C): To provide that the Board of Directors may, without stockholder approval, authorize the issuance of preferred stock, $0.01 par value per share ("Preferred Stock"), from time to time in one or more series, and with respect to each series of Preferred Stock, fix and state by resolution the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each series of Preferred Stock.	☐	☐	☐
2(D): To provide that the Board of Directors may, without stockholder approval, authorize the issuance of common stock, $0.01 par value per share ("Blank Check Common Stock"), from time to time in one or more series, and with respect to each series of such Blank Check Common Stock, fix and state by resolution the designation and the powers, privileges, rights, qualifications, limitations and restrictions relating to each such series of Blank Check Common Stock.	☐	☐	☐
2(E): To adopt the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks requisite subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom as the exclusive forum for certain stockholder litigation and the federal district courts of the United States of America as the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against Summit Midstream Corporation or any director, officer, employee or agent of Summit Midstream Corporation, unless Summit Midstream Corporation consents in writing to the selection of an alternative forum.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any postponements or adjournmentsthereof. This proxy when properly executed will be voted as directed herein by the undersigned. **If no direction is made, this proxy will be voted FOR Proposals 1, 2(A), 2(B), 2(C), 2(D) and 2(E).**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Unitholder ____________ Date: ________ Signature of Unitholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.